Exhibit 5.1

D +1 284 852 7309
E michael.killourhy@ogier.com

Reference: 174563.00010/MJK/DNM

27 July 2022

Greenland Technologies Holding Corporation

Craigmuir Chambers

PO Box 71

Road Town

Tortola, VG1110

British Virgin Islands

Dear Sirs

Greenland Technologies Holding Corporation, incorporated in the British Virgin Islands with company number 1965087 (the Company)

We have acted as special British Virgin Islands legal counsel to the Company in connection with an offering (the Offering) in the United States of 1,250,000 ordinary shares, no par value each of the Company (the Shares) and 398,974 pre-funded warrants (the Warrants) as described in the Prospectus Supplement (as defined below). This opinion is given in accordance with the terms of the legal matters section of the Prospectus Supplement and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the Act).

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Company’s registration statement on Form S-3 (File No. 333-256509) filed with the Securities and Exchange Commission in the United States (the SEC) on May 26, 2021 and declared effective by the SEC on June 7, 2021 (the Registration Statement);

(b)	the Company’s prospectus included in the Registration Statement dated June 7, 2021 (the Base Prospectus), as supplemented from time to time and as most recently supplemented pursuant to a prospectus supplement filed pursuant to Rule 424(b)(5) and dated 27 July 2022 (the Prospectus Supplement), relating to the Offering of the Shares and the Warrants (together with the Base Prospectus, the Prospectus);

(c)

(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 26 July 2022;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 26 July 2022,

(each of the searches in (c)(i) and (ii) together, the Public Records);

(d)	a registered agent’s certificate issued by the Company’s registered agent dated 25 July 2022 (the Registered Agent’s Certificate); and

(e)	written resolutions of the directors of the Company dated 20 April 2021, 27 June 2021, 19 November 2021, and 26 July 2022 approving and/or ratifying, inter alia, the Registration Statement, the Prospectus and the issuance of the Shares and the Warrants (the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement or the Prospectus save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent’s Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	the Resolutions remain in full force and effect;

(d)	the accuracy and completeness of the Registered Agent’s Certificate as at the date hereof; and

(e)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that the Shares, the Warrants, and the ordinary shares of the Company issuable on exercise of the Warrants have been duly authorised for issue and, when issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the Prospectus and (in the case of the Shares and the shares issuable on the exercise of the Warrants) duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement or the Prospectus; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement and/or the Prospectus or, save as expressly stated in this opinion, whether the Registration Statement and/or the Prospectus and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours faithfully

Ogier